     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997

                                                      REGISTRATION NO. 333
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     ENHANCE FINANCIAL SERVICES GROUP INC.

             (Exact name of registrant as specified in its charter)
                         ------------------------------

                           NEW YORK                                                       13-3333448
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                            ------------------------

                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-3100

              (Address, including zip code, and telephone number,

        including area code of registrant's principal executive offices)
                         ------------------------------

                              SAMUEL BERGMAN, ESQ.
                            EXECUTIVE VICE PRESIDENT
                     ENHANCE FINANCIAL SERVICES GROUP INC.
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-3100

           (Name, address, including zip code, and telephone number,

                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                            HENRY O. SMITH III, ESQ.
                     PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 969-3000
                            ------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
From time to time after this Registration Statement has been declared effective.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. / /
    If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                                      AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
        TITLE OF SHARES TO BE REGISTERED               REGISTERED         PER UNIT(1)      OFFERING PRICE (1)         FEE
Common Stock, par value $.10 per share...........    550,000 shares          $38.50           $21,175,000            $6,416

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL 11, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOME EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                      UP TO 550,000 SHARES OF COMMON STOCK

                     ENHANCE FINANCIAL SERVICES GROUP INC.

                                 -------------

    All of the shares of common stock, par value $.10 per share ("Common Stock"), of Enhance Financial Services Group Inc., a New York corporation ("Enhance Financial"), are being sold by a shareholder of the Company (the "Selling Shareholder"). Enhance Financial will not receive any proceeds from the sale of shares by the Selling Shareholder. See "Selling Shareholder."

                            ------------------------

    SEE "RISK FACTORS" STARTING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    No dealer, salesperson, or any other person has been authorized to give any information or make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Enhance Financial or the Selling Shareholder. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                 April   , 1997

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            -----
The Company............................................................................           2
Available Information..................................................................           2
Incorporation by Reference.............................................................           3
Risk Factors...........................................................................           3
Selling Shareholder....................................................................           5
Legal Opinion..........................................................................           6
Experts................................................................................           6

                                  THE COMPANY

    Enhance Financial (together with its consolidated subsidiaries, the "Company") is a holding company engaged, through its subsidiaries, principally in the reinsurance of financial guaranties of municipal and asset-backed debt obligations issued by monoline financial guaranty insurers. In addition, the Company is engaged in other insurance, reinsurance, and noninsurance businesses that utilize the Company's expertise in performing sophisticated analysis of complex, credit-based risks. Since its inception, Enhance Financial has conducted the major portion of its business through its wholly-owned licensed, financial guaranty insurance subsidiaries, Enhance Reinsurance Company and Asset Guaranty Insurance Company (together, the "Insurance Subsidiaries"), and a smaller portion of its business through companies in which it has equity investments, including two non-insurance businesses conducted by Singer Asset Finance Company, L.L.C. ("Singer") and Credit-Based Asset Servicing and Securitization LLC ("C-BASS"). The Company expects that a significant portion of its growth will come from these non-financial guaranty businesses. The Company's business strategy is to expand its financial guaranty business, both primary and reinsurance, while maintaining its commitment to intensive and prudent credit underwriting and conservative investment policies; to utilize its expertise in underwriting credit risks to expand and develop its other insurance businesses; and to continue to accelerate its diversification effort in areas that the Company believes have profit and strong growth potential.

                             AVAILABLE INFORMATION

    Enhance Financial has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Enhance Financial and the Common Stock, reference is hereby made to the Registration Statement, to the documents incorporated by reference therein, and to the exhibits thereto.

    Enhance Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such Registration Statement, reports, proxy statements, and other information filed by Enhance Financial can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements, and other information concerning Enhance Financial can be inspected and copied at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

                           INCORPORATION BY REFERENCE

    The following documents filed by Enhance Financial with the Commission are incorporated in this Prospectus by reference:

        (a) Enhance Financial's Annual Report on Form 10-K for the year ended December 31, 1996; and

        (b) the description of the Common Stock contained in Enhance Financial's registration statement, dated February 12, 1992, on Form 8-A.

    All documents filed by Enhance Financial pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Enhance Financial hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Such requests should be directed to Enhance Financial Services Group Inc., 335 Madison Avenue, New York, New York 10019, Attention: Corporate Secretary, telephone number (212) 983-3100.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

CLAIMS-PAYING ABILITY RATINGS

    In the financial guaranty insurance and reinsurance industries, the rating agencies (consisting of Duff & Phelps Credit Rating Company, Fitch Investors Service, Inc., Moody's Investors Service, Inc., and Standard & Poor's Corporation) periodically evaluate insurers and reinsurers to confirm that they continue to meet the criteria established by such rating agencies for maintaining their claims-paying ability ratings. Although the Company intends to continue to comply with the criteria of the rating agencies which currently rate the Insurance Subsidiaries, no assurance can be given that one or more of such rating agencies will not downgrade or withdraw their claims-paying ability ratings of either Insurance Subsidiary in the future. The Company's ability to compete with other triple-A-rated financial guaranty reinsurers, and consequently its results of operations, would be materially adversely affected by any downgrade in either Insurance Subsidiary's ratings. Moreover, several treaties to which either of the Insurance Subsidiaries is a party grant the respective primary insurers the right to recapture business previously ceded to such Insurance Subsidiary should it suffer a downgrade of a specified magnitude in its claims-paying ability rating. This could result in a material adverse effect on the Company's deferred premium revenue and its recognition of future income therefrom.

    The claims-paying ability ratings assigned by the rating agencies to a reinsurance or insurance company are based upon factors relevant to policyholders and are not directed toward the protection of investors. Such a rating is neither a rating of securities nor a recommendation to buy, hold, or sell any security.

ADEQUACY OF LOSS RESERVES

    The Insurance Subsidiaries are required to maintain reserves in amounts sufficient to pay their estimated ultimate liability for losses and loss adjustment expenses ("LAE"). Because of the absence of an actuarially significant number of losses in its financial guaranty reinsurance activities, and in the financial guaranty industry generally, the Company does not consider traditional actuarial approachs used in the property/casualty industry applicable to the determination of loss reserves for financial guaranty insurers. The Company establishes reserves for losses and LAE based upon its best estimate of specific and non-specific losses, including expenses associated with the settlement of such losses, on its insured and reinsured obligations. The Company establishes a reserve for losses and related LAE when a provision for such losses and related LAE is reported by a primary insurer or when, in the Company's opinion, an insured risk is in default or a default is probable and the amount of the loss is reasonably estimable based on an analysis of individual insured risks. Reserves established by the Company for losses and LAE are necessarily based on estimates, and, although the Company believes its reserves will prove to be adequate, there can be no assurance thereof.

COMPETITION

    In its financial guaranty reinsurance business, the Company is subject to direct competition from one U.S. and one foreign company that specialize in the reinsurance of financial guaranties, which, together with the Company, provide most of the reinsurance available for monoline financial guaranty insurers, particularly with respect to facultative reinsurance. Several other foreign insurers and reinsurers compete with the Company on both treaty and facultative bases in providing reinsurance for municipal and asset-backed transactions. Certain of these foreign insurers and reinsurers are companies with which some of the U.S. primary financial guaranty insurers have formed strategic alliances. In addition, the Company also competes to a certain extent with banks, other financial institutions and governmental institutions that issue letters of credit, guaranties, and other forms of credit enhancement. In its other insurance business, the Company believes that there are a number of direct competitors, some of which have greater financial and other resources than the Company. Increased competition, either in terms of price or in terms of new entrants into the financial guaranty market or the Company's other insurance markets, may have an adverse effect on the Company's results of operation.

CONCENTRATION OF CLIENTS

    In its principal business of reinsuring financial guaranties issued by monoline financial guaranty insurers, the Company currently derives substantially all of its premium revenues from six primary insurer clients. A substantial reduction in the amount of insurance ceded by one or more of the Company's principal clients, without a commensurate increase in the amount of insurance ceded by one or more of the Company's other insurer clients, would have a material adverse effect on the Company's gross premiums written. Such reduction could eventually have a material adverse effect on the Company's results of operations.

MARKET AND OTHER FACTORS

    The demand for financial guaranty insurance, and therefore the demand for primary insurance and reinsurance provided by the Company, depends upon many factors, which are generally beyond the control of the Company , including prevailing interest rates, investor concern regarding the credit quality of municipalities and corporations, investor perception of the strength of financial guaranty providers and the guaranty offered, premium rates charged for the insurance, and the availability of other forms of credit enhancement.

    Additionally, the financial guaranty industry has historically been and will continue to be subject to the direct and indirect effects of governmental regulation, including changes in tax laws affecting the municipal and asset-backed debt markets. No assurance can be given that future legislative or regulatory changes might not adversely affect the Company's results of operations or the interests of the shareholders of Enhance Financial.

HOLDING COMPANY STRUCTURE

    Enhance Financial conducts substantially all its operations through its subsidiaries, principally its two Insurance Subsidiaries. The financial condition and cash flow of Enhance Financial and its attendant ability to pay dividends on the Common Stock is dependent upon the earnings of its subsidiaries and the distribution of those earnings to Enhance Financial in the form of dividends. The payment of dividends to Enhance Financial by its Insurance Subsidiaries is subject to restrictions set forth in the New York Insurance Law and the regulations thereunder. The payment of such dividends may also be subject to other statutory or contractual restrictions, is contingent upon the earnings of the Insurance Subsidiaries, and is subject to various business considerations.

OTHER INSURANCE BUSINESSES

    The insurance businesses of the Company other than financial guaranty insurance have constituted, and the Company expects that they will continue to constitute, a significant component of the Company's business. In certain of these other reinsurance businesses, the Company underwrites with the anticipation of higher loss levels than those experienced in connection with its reinsurance of municipal and asset-backed debt obligations due to the nature of the risk assumed or the limited history of the business. The Company believes that the higher premiums it receives for such activities adequately compensate it for the risks involved.

    Premiums in respect of certain of the Company's other insurance businesses are earned over a significantly shorter period than those in respect of the Company's monoline reinsurance business. The Company's ability to realize consistent levels of earned premiums in these other businesses will therefore depend on its ability to write consistent levels of new insurance.

DIVERSIFICATION STRATEGY

    Although to date substantially all of the Company's revenues have been generated from the Company's insurance activities, the Company has recently invested significant amounts in, and expects that a significant portion of its growth will come from, its non-financial guaranty businesses, including Singer and C-BASS. There can be no assurance that these relatively new businesses, or any other diversification efforts by the Company, will be successful.

                              SELLING SHAREHOLDER

    The following table sets forth certain information as of the date of this Prospectus with respect to the Selling Shareholder. All of the shares to be sold by the Selling Shareholder represent shares acquired or which may be acquired by it from Enhance Financial in a private transaction and all such shares are held by United States Trust Company of New York ("UST"), as escrow agent, pursuant to an escrow agreement among UST, the Selling Shareholder and Enhance Financial. Such escrow agreement provides that, during the effectiveness of the escrow, UST will vote all shares held by it as directed by Enhance Financial.

Enhance Financial will not receive any of the proceeds from the sales of such shares. Beneficial ownership after the offering will depend on the number of shares sold by the Selling Shareholder.

                                                                  PERCENTAGE OF
                                            NUMBER OF SHARES   OUTSTANDING SHARES      NUMBER
                                             OWNED PRIOR TO      OWNED PRIOR TO      OF SHARES
SELLING SHAREHOLDER                             OFFERING            OFFERING          OFFERED
------------------------------------------  -----------------  -------------------  ------------
Duncan Property Development Ltd.                  550,000(1)             2.9%          550,000(1)

------------------------

(1) Represents shares placed in escrow for benefit of the Selling Shareholder and includes an indeterminate number of shares which, under certain circumstances, may revert to Enhance Financial and not be sold pursuant to this Prospectus.

    The sale of the shares by the Selling Shareholder may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Shareholder) on the NYSE or in negotiated transactions, through the writing of options on such shares, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

    The Selling Shareholder may effect such transactions by selling his shares directly to purchasers, through broker-dealers acting as agents for the Selling Shareholder, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time on the NYSE, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholder and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

    Broker-dealers, if any, acting in connection with such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act.

                                 LEGAL OPINION

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Samuel Bergman, Esq., Executive Vice President of Enhance Financial. Mr. Bergman, together with members of his immediate family, owns an aggregate of 3,850 shares of Common Stock and holds options to purchase 99,000 shares of Common Stock.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditor, as stated in its reports relating thereto, and have been so incorporated by reference in reliance upon such reports given upon the authority of that firm as an expert in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    An estimate of the fees and expenses of issuance and distribution (other than discounts and commissions) of the Common Stock offered hereby (all of which will be paid by Enhance Financial) is as follows:

SEC registration fee...............................................  $   6,416
Printing expenses..................................................      2,000
Legal fees and expenses............................................      6,500
Accounting fees and expenses.......................................      2,000
Miscellaneous expenses.............................................      1,084
                                                                     ---------
Total..............................................................  $  18,000
                                                                     ---------
                                                                     ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by Section 722 of the New York Business Corporation Law (the "BCL"), the amended and restated certificate of incorporation of Enhance Financial eliminates the personal liability of members of its board of directors to Enhance Financial or its shareholders for monetary damages for violations of their fiduciary duty of care. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, such provision may not and does not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

    Section 6.5 of Enhance Financial's by-laws provides that, except as prohibited by the BCL, directors and certain other personnel of Enhance Financial are to be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of Enhance Financial, subject to certain qualifications and provided that each such person acted in good faith and in a manner that he or she reasonably believed was in Enhance Financial's best interest and did not derive any improper financial profit or other advantage.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                             EXHIBIT DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
          5    --Opinion of Samuel Bergman, Esq., Executive Vice President and General Counsel of Enhance Financial
                 regarding legality of securities
         23.1  --Consent of Deloitte & Touche LLP
         23.2  --Consent of Samuel Bergman, Esq. (included in the opinion filed as Exhibit 5)
         24    --Powers of Attorney (included on page II-4)

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 1997.

                                ENHANCE FINANCIAL SERVICES GROUP INC.

                                By                /s/ DANIEL GROSS
                                     ------------------------------------------
                                                    Daniel Gross
                                                   PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

                        SIGNATURES AND POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Daniel Gross and Samuel Bergman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of Enhance Financial Services Group Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                President, Chief Executive
       /s/ DANIEL GROSS           Officer and Director
------------------------------    (principal executive         April 10, 1997
         Daniel Gross             officer)
                                Executive Vice President
      /s/ ARTHUR DUBROFF          (principal financial
------------------------------    officer and principal        April 10, 1997
        Arthur Dubroff            accounting officer)

    /s/ BRENTON W. HARRIES      Director
------------------------------                                 April 10, 1997
      Brenton W. Harries

     /s/ DAVID R. MARKIN        Director
------------------------------                                 April 10, 1997
       David R. Markin

    /s/ WALLACE O. SELLERS      Director
------------------------------                                 April 10, 1997
      Wallace O. Sellers

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------
     /s/ RICHARD J. SHIMA       Director
------------------------------                                 April 10, 1997
       Richard J. Shima

    /s/ ROBERT P. SALTZMAN      Director
------------------------------                                 April 10, 1997
      Robert P. Saltzman

    /s/ SPENCER R. STUART       Director
------------------------------                                 April 10, 1997
      Spencer R. Stuart

     /s/ ADRIAN U. SULZER       Director
------------------------------                                 April 10, 1997
       Adrian U. Sulzer

     /s/ ALLAN R. TESSLER       Director
------------------------------                                 April 10, 1997
       Allan R. Tessler

    /s/ FRIEDA K. WALLISON      Director
------------------------------                                 April 10, 1997
      Frieda K. Wallison

        /s/ JERRY WIND          Director
------------------------------                                 April 10, 1997
          Jerry Wind
